                                   SUBJECT TO COMPLETION DATED FEBRUARY 7, 2008
                Prospectus Supplement dated February [•], 2008 to Prospectus dated January 10, 2008

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed.
This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

                                      FIA Card Services, National Association
                                         Sponsor, Servicer and Originator

                                            BA Credit Card Funding, LLC
                                             Transferor and Depositor

                                               BA Credit Card Trust
                                                  Issuing Entity

                                                     BAseries
        The issuing entity will issue and sell:                              Class C(2008-2) Notes
        Principal amount                                                     $150,000,000
        Interest rate                                                        one-month LIBOR plus [•]% per year
                                                                             (determined as described in the
                                                                             following Class C(2008-2) summary)
        Interest payment dates                                               15th day of each month,
                                                                             beginning in March 2008
        Expected principal payment date                                      February 15, 2011
        Legal maturity date                                                  July 15, 2013
        Expected issuance date                                               February [•], 2008
        Price                                                                $[•] (or[•]%)
        Proceeds to the issuing entity                                       $[•] (or [•]%)

The Class C(2008-2) notes are a tranche of the Class C notes of the BAseries and initially will be sold directly to one or more purchasers.

Subordination:  Interest and principal on the Class C notes of the BAseries are subordinated to payments on the
Class A notes and the Class B notes as described herein and in the accompanying prospectus.

Credit Enhancement:  The Class C(2008-2) notes will have the benefit of a Class C reserve subaccount as described herein and in the accompanying prospectus.

______________________________________________________________________________________________________________________________

You should consider the discussion under "Risk Factors" beginning on page 28 of the accompanying prospectus before you purchase any notes.

The primary asset of the issuing entity is the collateral certificate, Series 2001-D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master Trust II's assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.  The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, FIA Card Services, National Association, their affiliates or any other person.  Each tranche of notes will be secured by specified assets of the issuing entity as described in this prospectus supplement and in the accompanying prospectus.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the BAseries notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
______________________________________________________________________________________________________________________________

Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

                               Important Notice about Information Presented in this
                               Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the notes in two separate documents:

         (a) this prospectus supplement, which will describe the specific terms of the Class C(2008-2) notes, and

         (b) the accompanying prospectus, which provides general information about the BAseries notes and each other series of notes which may be issued by the BA Credit Card Trust, some of which may not apply to the
BAseries or the Class C(2008-2) notes.

         References to the prospectus mean the prospectus accompanying this prospectus supplement.

         This prospectus supplement may be used to offer and sell the Class C(2008-2) notes only if accompanied by the prospectus.

         This prospectus supplement supplements disclosure in the prospectus.

         You should rely only on the information provided in this prospectus supplement and the prospectus including any information incorporated by reference.  We have not authorized anyone to provide you with different information.

         We are not offering the Class C(2008-2) notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and in the prospectus provide the pages on which these captions are located.

         Parts of this prospectus supplement and the prospectus use defined terms.  You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 177 in the prospectus.

                                                     ________

                                                       S-2

                   Table of Contents

         Use of Securitization as a Source of

Annex I:

The Master Trust II Portfolio...................A-I-1
     General....................................A-I-1
     Delinquency and Principal Charge-Off
        Experience..............................A-I-1
     Revenue Experience.........................A-I-3
     Interchange................................A-I-5
     Principal Payment Rates....................A-I-5
     Renegotiated Loans and Re-Aged Accounts....A-I-6
     The Receivables............................A-I-6

Annex II:

Outstanding Series, Classes and Tranches of
     Notes.....................................A-II-1

Annex III:

Outstanding Master Trust II Series............A-III-1

                                                       S-3

                                              Class C(2008-2) Summary

         This summary does not contain all the information you may need to make an informed investment decision.
You should read this prospectus supplement and the prospectus in their entirety before you purchase any notes.

         Only the Class C(2008-2) notes are being offered through this prospectus supplement and the prospectus.
Other series, classes and tranches of BA Credit Card Trust notes, including other tranches of notes that are included in the BAseries as a part of the Class C notes or other notes that are included in the Class C(2008-2)
tranche, may be issued by the BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.

         Other series of certificates of master trust II may be issued without the consent of, or prior notice to, any noteholders or certificateholders.

Transaction Parties
     Issuing Entity of the Notes                   BA Credit Card Trust
     Issuing Entity of the Collateral Certificate  BA Master Credit Card Trust II
     Sponsor, Servicer and Originator              FIA Card Services, National Association
     Transferor and Depositor                      BA Credit Card Funding, LLC
     Master Trust II Trustee, Indenture Trustee    The Bank of New York
     Owner Trustee                                 Wilmington Trust Company

Assets
     Primary Asset of the Issuing Entity           Master trust II, Series 2001-D Collateral Certificate
     Collateral Certificate                        Undivided interest in master trust II
     Primary Assets of Master Trust II             Receivables in unsecured revolving credit card accounts
     Accounts and Receivables (as of beginning     Principal receivables:                       $101,631,156,204
         of the day on January 4, 2008)            Finance charge receivables:                  $1,643,574,866
                                                   Account average principal balance:           $1,746
                                                   Account average credit limit:                $13,972
                                                   Account average age:                         approximately 93
                                                                                                months
                                                   Account billing addresses:                   all 50 States plus
                                                                                                the District of
                                                                                                Columbia and Puerto
                                                                                                Rico
                                                   Aggregate total receivable balance as a
                                                   percentage of aggregate total credit limit:  12.7%
     Accounts (as of December 31, 2007)            With regard to statements prepared for
                                                   cardholders during December 2007 only,
                                                   accounts that had cardholders that made
                                                   the minimum payment under the terms of the
                                                   related credit card agreement:               3.96%
                                                   With regard to statements prepared for
                                                   cardholders during December 2007 only,
                                                   accounts that had cardholders that paid
                                                   their full balance under the terms of the
                                                   related credit card agreement:               9.21%

                                                       S-4

Asset Backed Securities Offered                    Class C(2008-2)
     Class                                         Class C
     Series                                        BAseries
     Initial Principal Amount                      $150,000,000
     Initial Nominal Liquidation Amount            $150,000,000
     Expected Issuance Date                        February [•], 2008
     Subordination                                 The Class C(2008-2) notes will be subordinated to the Class A and
                                                   Class B notes.
     Accumulation Reserve Account Targeted         0.5% of the outstanding dollar principal amount of the Class
         Deposit                                   C(2008-2) notes.
     Class C Reserve Account
         Targeted Deposit                          Nominal liquidation amount of all BAseries notes multiplied by the applicable funding percentage.

         Funding Percentage                          Three-month average
                                                   excess available funds %                 Funding %
                                                  __________________________________________________________
                                                      4.50% or greater                        0.00%
                                                       4.00% to 4.49%                         1.25%
                                                       3.50% to 3.99%                         2.00%
                                                       3.00% to 3.49%                         2.75%
                                                       2.50% to 2.99%                         3.50%
                                                       2.00% to 2.49%                         4.50%
                                                        1.99% or less                         6.00%

                                                   Increases in the funding percentage will lead to a larger
                                                   targeted deposit to the Class C reserve account, and therefore also to the related Class C reserve subaccount for these Class
                                                   C(2008-2) notes. Funds on deposit in this Class C reserve
                                                   subaccount will be available to cover shortfalls in interest and principal on the Class C(2008-2) notes. However, amounts on deposit in the Class C reserve subaccount may have been reduced due to withdrawals to cover shortfalls in interest or principal due in prior periods. In addition, the Class C reserve subaccount may not be fully funded if Available Funds after giving effect to prior required deposits are insufficient to make the full
                                                   targeted deposit into the Class C reserve subaccount.
         Excess Available Funds Percentage         Excess of Portfolio Yield over Base Rate. See "Class C(2008-2)
                                                   Notes—Class C Reserve Account."

Risk Factors                                       Investment in the Class C(2008-2) notes involves risks.  You should consider carefully the risk factors beginning on page 28 in the prospectus.

Interest
     Interest Rate                                 London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) as of each LIBOR determination date plus [•]% per year.
     LIBOR Determination Dates                     February [•], 2008 for the period from and including the issuance date to but excluding March 17, 2008, and for each interest accrual period thereafter, the date that is two London Business
                                                   Days before each distribution date.
     Distribution Dates                            The 15th day of each calendar month (or the next Business Day if the 15th is not a Business Day).

                                                       S-5

     London Business Day                           London, New York, New York and Newark, Delaware banking day
     Interest Accrual Method                       Actual/360
     Interest Accrual Periods                      From and including the issuance date to but excluding the first interest payment date and then from and including each interest payment date to but excluding the next interest payment date.
     Interest Payment Dates                        Each distribution date starting on March 17, 2008
     First Interest Payment Date                   March 17, 2008
     Business Day                                  New York, New York and Newark, Delaware

Principal
     Expected Principal Payment Date               February 15, 2011
     Legal Maturity Date                           July 15, 2013
     Revolving Period End                          Between 12 and 1 months prior to expected principal payment date

Servicing Fee                                      2% of the nominal liquidation amount

Anticipated Ratings                                The Class C(2008-2) notes must be rated by at least one of the following nationally recognized rating agencies:
                                                   Moody's:                 Baa2
                                                   Standard & Poor's:       BBB
                                                   Fitch:                   BBB

Early Redemption Events                            Early redemption events applicable to the Class C(2008-2) notes include the following: (i) the occurrence of the expected
                                                   principal payment date for such notes; (ii) each of the Pay Out
                                                   Events described under "Master Trust II—Pay Out Events" in the prospectus; (iii) the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of
                                                   1940, as amended; and (iv) for any date the amount of Excess
                                                   Available Funds for the BAseries averaged over the 3 preceding calendar months is less than the Required Excess Available Funds for the BAseries for such date.  See "The Indenture—Early
                                                   Redemption Events" in the prospectus.

Events of Default                                  Events of default applicable to the Class C(2008-2) notes include the following: (i) the issuing entity's failure, for a period of
                                                   35 days, to pay interest upon such notes when such interest becomes due and payable; (ii) the issuing entity's failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing entity's default in the
                                                   performance, or breach, of any other of its covenants or
                                                   warranties, as discussed in the prospectus; and (iv) the
                                                   occurrence of certain events of bankruptcy, insolvency,
                                                   conservatorship or receivership of the issuing entity.  See "The
                                                   Indenture—Events of Default" in the prospectus.

Optional Redemption                                If the nominal liquidation amount is less than 5% of the highest outstanding dollar principal amount.

ERISA Eligibility                                  Yes, subject to important considerations described under "Benefit
                                                   Plan Investors" in the prospectus (investors are cautioned to consult with their counsel).

                                                       S-6

Tax Treatment                                      Debt for U.S. federal income tax purposes, subject to important considerations described under "Federal Income Tax Consequences"
                                                   in the prospectus (investors are cautioned to consult with their tax counsel).

Stock Exchange Listing                             The issuing entity will apply to list the Class C(2008-2) notes on a stock exchange in Europe.  The issuing entity cannot
                                                   guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To
                                                   determine whether the Class C(2008-2) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust
                                                   Company, Rodney Square North, 1100 N. Market Street, Wilmington,
                                                   Delaware 19890-0001, telephone number: (302) 651-1000.

Clearing and Settlement                            DTC/Clearstream/Euroclear

                                                       S-7

                                                Transaction Parties

BA Credit Card Trust

         The notes will be issued by BA Credit Card Trust (referred to as the issuing entity).  For a description of the limited activities of the issuing entity, see "Transaction Parties—BA Credit Card Trust" in the prospectus.

BA Master Credit Card Trust II

         BA Master Credit Card Trust II (referred to as master trust II) issued the collateral certificate.  See
"Transaction Parties—BA Master Credit Card Trust II" and "Master Trust II" in the prospectus.  The collateral certificate is the issuing entity's primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate is an investor certificate that represents an undivided interest in the assets of master trust II.  Master trust II's assets primarily include receivables from selected MasterCard®, Visa® and
American Express® unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed under "Master Trust II—Addition of Master Trust II
Assets."

         The credit card receivables in master trust II consist primarily of finance charge receivables and principal receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees and recoveries on receivables in
Defaulted Accounts.  Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.

         In addition, Funding is permitted to add to master trust II participation interests in pools of assets that primarily consist of receivables arising under revolving credit card accounts owned by FIA and collections on such receivables.

         See "Annex I: The Master Trust II Portfolio" in this prospectus supplement for detailed financial information on the receivables and the accounts.

         The collateral certificate is the certificate comprising the Series 2001-D certificate issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.  See "Annex III: Outstanding Master Trust II Series" in
this prospectus supplement for information on the other outstanding series issued by master trust II.

BA Credit Card Funding, LLC

         BA Credit Card Funding, LLC (referred to as Funding), a limited liability company formed under the laws of Delaware and a subsidiary of Banc of America Consumer Card Services, LLC, an indirect subsidiary of FIA, is the transferor and depositor to master trust II.  Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the issuing entity.  On the Substitution Date, Funding was substituted for FIA as the transferor of

                                                       S-8

receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement.  See "Transaction Parties—BA Credit Card Funding, LLC" in the
prospectus for a description of Funding and its responsibilities.

FIA and Affiliates

         FIA Card Services, National Association (referred to as FIA) is a national banking association.  FIA is an indirect subsidiary of Bank of America Corporation.

         FIA formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II, which coincided with the merger of Bank of America, National Association (USA)
with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger, FIA's economic interest in the Transferor Interest in master trust II was transferred to Funding through Banc of America Consumer Card Services, LLC (referred to as BACCS).
In addition, from and after this substitution and merger, FIA has transferred, and will continue to transfer, to
BACCS the receivables arising in certain of the U.S. consumer credit card accounts originated or acquired by
FIA.  BACCS has sold and may continue to sell receivables to Funding for addition to master trust II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard, Visa and American Express credit card accounts from the portfolio of
MasterCard, Visa and American Express accounts originated or acquired by FIA (such portfolio of accounts is referred to as the Bank Portfolio).

         BACCS is a limited liability company formed under the laws of North Carolina and an indirect subsidiary of FIA.

         FIA is responsible for servicing, managing and making collections on the credit card receivables in master trust II.  See "Transaction Parties—FIA and Affiliates" in the prospectus for a description of FIA, BACCS and each of their respective responsibilities.

         See "Transaction Parties—FIA and Affiliates" and "FIA's Credit Card Activities" in the prospectus for a discussion of FIA's servicing practices and its delegation of servicing functions to its operating subsidiary
Banc of America Card Servicing Corporation.

         Use of Securitization as a Source of Funding

         FIA has been securitizing credit card receivables since 1986.  FIA created master trust II on August 4,
1994.  BA Credit Card Trust, the issuing entity, was created on May 4, 2001.  In addition to sponsoring the securitization of the credit card receivables in master trust II, FIA and its affiliates are the sponsors to other master trusts securitizing other consumer and small business lending products.

         FIA uses a variety of funding sources to meet its liquidity goals.  Funding sources for FIA have included, but are not limited to, securitization and debt issuances.

                                                       S-9

The Bank of New York

         The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the pooling and servicing agreement (referred to herein and in the prospectus as the master trust II agreement) for the master trust II investor certificates.  See "The Indenture—Indenture
Trustee" in the prospectus for a description of the limited powers and duties of the indenture trustee and
"Master Trust II—Master Trust II Trustee" in the prospectus for a description of the limited powers and duties of the master trust II trustee.  See "Transaction Parties—The Bank of New York" in the prospectus for a description of The Bank of New York.

Wilmington Trust Company

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.
See "Transaction Parties—Wilmington Trust Company" in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.

                                             The Class C(2008-2) Notes

         The Class C(2008-2) notes will be issued by the issuing entity pursuant to the indenture and the
BAseries indenture supplement.  The following discussion and the discussions under "The Notes" and "The
Indenture" in the prospectus summarize the material terms of the Class C(2008-2) notes, the indenture and the
BAseries indenture supplement.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Class C(2008-2) notes, the indenture and the BAseries indenture supplement.  So long as the conditions to issuance are met or waived, additional Class C(2008-2) notes may be issued on any date or in any amount.  There is no limit on the total dollar principal amount of Class C(2008-2)
notes that may be issued.  See "The Notes—Issuances of New Series, Classes and Tranches of Notes" in the
prospectus for a description of the conditions to issuance.

Securities Offered

         The Class C(2008-2) notes are part of a series of notes called the BAseries.  The BAseries consists of
Class A notes, Class B notes and Class C notes.  The Class C(2008-2) notes are a tranche of Class C notes of the
BAseries.  The Class C(2008-2) notes are issued by, and are obligations of, the BA Credit Card Trust.

         On the expected issuance date, the Class C(2008-2) notes are expected to be the twenty-ninth tranche of
Class C notes outstanding in the BAseries.

The BAseries

         The BAseries notes will be issued in classes.  Each class of notes has multiple tranches, which may be issued at different times and have different terms (including different interest rates, interest payment dates, expected principal payment dates, legal maturity dates or other characteristics).  Whenever a "class" of notes is referred to in this prospectus supplement or the prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

                                                       S-10

         Notes of any tranche can be issued on any date so long as a sufficient amount of subordinated notes or other acceptable credit enhancement has been issued and is outstanding.  See "The Notes—Issuances of New Series,
Classes and Tranches of Notes" in the prospectus.  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the
BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

         In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, a tranche of Class A notes may be credit enhanced solely from Class C notes.  In this example, the Class B notes will not provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total outstanding principal amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

         As of the date of this prospectus supplement, the BAseries is the only issued and outstanding series of the issuing entity.  See "Annex II: Outstanding Series, Classes and Tranches of Notes" for information on the other outstanding notes issued by the issuing entity.

Interest

         Interest on the Class C(2008-2) notes will accrue at a floating rate equal to the London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) plus a spread as specified on the cover page of this prospectus supplement.

         LIBOR appears on Reuters Screen LIBOR01 Page (or comparable replacement page) and will be the rate available at 11:00 a.m., London time, on the related LIBOR determination date. If the rate does not appear on that page, the rate will be the average of the rates offered by four prime banks in London. If fewer than two
London banks provide a rate at the request of the indenture trustee, the rate will be the average of the rates offered by four major banks in New York City.

         Interest on the Class C(2008-2) notes for any interest payment date will equal the product of:

         •    the Class C(2008-2) note interest rate for the applicable interest accrual period; multiplied by

         •    the actual number of days in the related interest accrual period divided by 360; multiplied by

                                                       S-11

         •    the outstanding dollar principal amount of the Class C(2008-2) notes as of the related record date.

         Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to all Class A BAseries notes.  Likewise, generally, no payment of interest will be made on any Class C BAseries note until the required payment of interest has been made to all Class A and Class B
BAseries notes.  However, funds on deposit in the Class C reserve account will be available only to holders of
Class C notes to cover shortfalls of interest on Class C notes on any interest payment date.  The Class C(2008-2)
notes generally will not receive interest payments on any payment date until the Class A notes and Class B notes have received their full interest payment on that date.

         The issuing entity will pay interest on the Class C(2008-2) notes solely from the portion of BAseries
Available Funds and from other amounts that are available to the Class C(2008-2) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the interest on the Class C(2008-2) notes, Class C(2008-2) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS, Funding or any other person or entity for the payment of interest on those notes.

Principal

         The issuing entity expects to pay the stated principal amount of the Class C(2008-2) notes in one payment on its expected principal payment date, and is obligated to do so if funds are available for that purpose and not required for subordination.  If the stated principal amount of the Class C(2008-2) notes is not paid in full on the expected principal payment date due to insufficient funds or insufficient credit enhancement, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the
Class C(2008-2) notes.

         In addition, if the stated principal amount of the Class C(2008-2) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for the Class C(2008-2) notes and, subject to the principal payment rules described under "—Subordination; Credit Enhancement" and "—Required Subordinated
Amount" below, principal and interest payments on the Class C(2008-2) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

         Principal of the Class C(2008-2) notes will begin to be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for the Class C(2008-2)
notes.  See "The Notes—Early Redemption of Notes," "The Indenture—Early Redemption Events" and "—Events of
Default" in the prospectus.

         The issuing entity will pay principal on the Class C(2008-2) notes solely from the portion of BAseries
Available Principal Amounts and from other amounts which are available to the Class C(2008-2) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the principal of the Class C(2008-2) notes, Class C(2008-2) noteholders will have no recourse to any other

                                                       S-12

assets of the issuing entity, Funding, BACCS, FIA or any other person or entity for the payment of principal on those notes.

Nominal Liquidation Amount

         The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is available to support that tranche of notes.  Generally, the nominal liquidation amount is used to determine the amount of Available Principal Amounts and Available Funds that are available to pay principal of and interest on the notes.  For a more detailed discussion of nominal liquidation amount, see "The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation
Amount" in the prospectus.

Subordination; Credit Enhancement

         Credit enhancement for the Class C(2008-2) notes will be provided by the Class C reserve subaccount.

         Principal and interest payments on Class B and Class C BAseries notes are subordinated to payments on
Class A BAseries notes as described above under "—Interest" and "—Principal." Subordination of Class B and Class C BAseries notes provides credit enhancement for Class A BAseries notes.

         Principal and interest payments on Class C BAseries notes are subordinated to payments on Class A and
Class B BAseries notes as described above under "—Interest" and "—Principal." Subordination of Class C
BAseries notes provides credit enhancement for Class A and Class B BAseries notes.

         BAseries Available Principal Amounts allocable to subordinated classes of BAseries notes (such as the
Class C(2008-2) notes) may be reallocated to pay interest on senior classes of BAseries notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, subject to certain limitations.  See "Sources of
Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available
Principal Amounts" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of those reallocations.  In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds
for the BAseries—Allocations of Reductions from Charge-Offs" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of charge-offs reallocated to those subordinated notes.
See "The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation
Amount—Nominal Liquidation Amount" and "Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges" in
the prospectus.

         BAseries Available Principal Amounts remaining after any reallocations described above will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the

                                                       S-13

subordinated notes if the remaining amounts are not sufficient to make all required targeted deposits.

         In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in "—Required Subordinated Amount."

         In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         •    If after giving effect to the proposed principal payment the outstanding subordinated notes are still sufficient to support the outstanding senior notes.  See "Sources of Funds to Pay the
              Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available
              Principal Amounts to the Principal Funding Account" and "—Allocation to Principal Funding
              Subaccounts" in the prospectus.  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class
              C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

         •    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes—Deposit and Application of Funds for
              the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
              Account—Prefunding of the Principal Funding Account for Senior Classes" in the prospectus.

         •    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         •    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes—Sale of Credit Card
              Receivables" in the prospectus.

Required Subordinated Amount

         In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.  Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

         The required subordinated amount of Class C notes for each tranche of Class B BAseries notes will vary depending on its pro rata share of the Class A required subordinated amount of Class C notes for all Class A
BAseries notes that require any credit enhancement from Class B BAseries notes, and its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B BAseries notes that is not providing credit enhancement to the Class A notes.

                                                       S-14

         For an example of the calculations of the BAseries required subordinated amounts, see the chart titled
"BAseries Required Subordinated Amounts" in the prospectus.

         Reductions in the adjusted outstanding dollar principal amount of a tranche of senior notes of the BAseries will generally result in a reduction in the required subordinated amount for that tranche. Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B BAseries notes may occur due to:

         •    a decrease in the aggregate adjusted outstanding dollar principal amount of Class A BAseries notes,

         •    a decrease in the Class A required subordinated amount of Class B or Class C notes for outstanding tranches of Class A BAseries notes, or

         •    the issuance of additional Class B BAseries notes.

However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of Class C notes exceeds zero.

         The percentages used in, or the method of calculating, the required subordinated amounts described above may change without the consent of any noteholders if the rating agencies consent.  In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of
BAseries notes (including other tranches in the same class) may be different than the percentages used in, or the method of calculating, the required subordinated amounts for the Class C(2008-2) notes.  In addition, if the rating agencies consent, the issuing entity, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

         No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.  Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of
Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for the outstanding
Class A and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes.  However, there are some exceptions to this rule.  See
"—Subordination; Credit Enhancement" above and "The Notes—Subordination of Interest and Principal" in the
prospectus.

                                                       S-15

Class C Reserve Account

         The issuing entity will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of the Class C(2008-2) notes. The Class C reserve subaccount will initially not be funded. The Class
C reserve subaccount will not be funded unless and until the three-month average of the Excess Available Funds
Percentage falls below the levels described in the table in "Class C(2008-2) Summary—Asset Backed Securities
Offered—Class C Reserve Account—Funding Percentage" in this prospectus supplement or an early redemption event or event of default occurs for the Class C(2008-2) notes.

          Funds on deposit in this Class C reserve subaccount will be available to holders of the Class C(2008-2)
notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in this Class C reserve subaccount will also be available to holders of the Class C(2008-2) notes to cover certain shortfalls in principal.
Only the holders of Class C(2008-2) notes will have the benefit of this Class C reserve subaccount. See "Sources of
Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Withdrawals from the Class C Reserve
Account" in the prospectus.

          The table in "Class C(2008-2) Summary—Asset Backed Securities Offered—Class C Reserve Account—Funding
Percentage" in this prospectus supplement indicates the amount required to be on deposit in the Class C reserve subaccount for the Class C(2008-2) notes. For any month the amount targeted to be on deposit is equal to (i) the funding percentage (which corresponds to the average of the Excess Available Funds Percentage for each of the preceding three consecutive months as indicated in the table), multiplied by the sum of the initial dollar principal amounts of all outstanding BAseries notes, multiplied by (ii) the nominal liquidation amount of the
Class C(2008-2) notes divided by the nominal liquidation amount of all Class C BAseries notes.

          The amount targeted to be in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table in "Class C(2008-2) Summary—Asset Backed Securities Offered—Class C Reserve
Account—Funding Percentage" in this prospectus supplement as the three-month average of the Excess Available Funds
Percentage rises or falls. If an early redemption event or event of default occurs for the Class C(2008-2) notes, the targeted Class C reserve subaccount amount will be the aggregate adjusted outstanding dollar principal amount of the Class C(2008-2) notes. See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Targeted Deposits to the Class C Reserve Account" in the prospectus.

Revolving Period

         Until principal amounts are needed to be accumulated to pay the Class C(2008-2) notes, principal amounts allocable to the Class C(2008-2) notes will either be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the Transferor Interest.  This period is commonly referred to as the revolving period.  Unless an early redemption event or event of default for the Class C(2008-2) notes occurs, the revolving period is expected to end twelve calendar months prior to the expected principal payment date.
However, if the servicer reasonably expects that less than twelve months will be required to fully accumulate principal amounts in an amount equal to the outstanding dollar principal amount of the Class C(2008-2)

                                                       S-16

notes, the end of the revolving period may be delayed.  See "Sources of Funds to Pay the Notes—Deposit and
Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal
Funding Account—Budgeted Deposits" in the prospectus.

Early Redemption of Notes

         The early redemption events applicable to all notes, including the Class C(2008-2) notes, are described in "The Notes—Early Redemption of Notes" and "The Indenture—Early Redemption Events" in the prospectus.

Optional Redemption by the Issuing Entity

         Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem the Class C(2008-2) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Class C(2008-2) notes is reduced to less than 5% of their highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.

         The issuing entity will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the BAseries.

         If the issuing entity is directed to redeem the Class C(2008-2) notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

         If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Class C(2008-2) notes will thereafter be made, subject to the principal payment rules described above under "—Subordination; Credit Enhancement," until either the principal of and accrued interest on the Class
C(2008-2) notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount, the interest funding subaccount and the Class C reserve subaccount for the Class
C(2008-2) notes will be applied to make the principal and interest payments on the notes on the redemption date.

Events of Default

         The Class C(2008-2) notes are subject to certain events of default described in "The Indenture—Events of
Default" in the prospectus.  For a description of the remedies upon the occurrence of an event of default, see
"The Indenture—Events of Default Remedies" and "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables"
in the prospectus.

Issuing Entity Accounts

         The issuing entity has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the BAseries.  The principal funding account, the interest funding account, the accumulation reserve account and the Class C reserve account will have subaccounts for the Class C(2008-2) notes.

                                                       S-17

         Each month, distributions on the collateral certificate and other amounts will be deposited in the issuing entity accounts and allocated to the notes as described in the prospectus.

Security for the Notes

         The Class C(2008-2) notes are secured by a shared security interest in:

         •    the collateral certificate;

         •    the collection account;

         •    the applicable principal funding subaccount;

         •    the applicable interest funding subaccount;

         •    the applicable accumulation reserve subaccount; and

         •    the applicable Class C reserve subaccount.

         However, the Class C(2008-2) notes are entitled to the benefits of only that portion of the assets allocated to them under the indenture and the BAseries indenture supplement.

         See "Sources of Funds to Pay the Notes—The Collateral Certificate" and "—Issuing Entity Accounts" in the
prospectus.

Limited Recourse to the Issuing Entity

         The sole sources of payment for principal of or interest on the Class C(2008-2) notes are provided by:

         •    the portion of the Available Principal Amounts and Available Funds allocated to the BAseries and available to the Class C(2008-2) notes after giving effect to any reallocations, payments and deposits for senior notes, and

         •    funds in the applicable issuing entity accounts for the Class C(2008-2) notes.

         Class C(2008-2) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS,
Funding or any other person or entity for the payment of principal of or interest on the Class C(2008-2) notes.

         However, following a sale of credit card receivables (i) due to an insolvency of Funding, (ii) due to an event of default and acceleration for the Class C(2008-2) notes or (iii) on the legal maturity date for the Class
C(2008-2) notes, as described in "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" in the
prospectus, the Class C(2008-2) noteholders have recourse only to the proceeds of that sale.

                                                       S-18

Accumulation Reserve Account

         The issuing entity will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for the Class
C(2008-2) notes.

         The amount targeted to be deposited in the accumulation reserve subaccount for the Class C(2008-2) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class C(2008-2)
notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class C(2008-2) notes, or another amount designated by the issuing entity.
See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits
to the Accumulation Reserve Account" in the prospectus.

Shared Excess Available Funds

         The BAseries will be included in "Group A."  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.  As of the date of this prospectus supplement, the BAseries is the only series of notes issued by the issuing entity.

         To the extent that Available Funds allocated to the BAseries are available after all required applications of those amounts as described in "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Application of BAseries Available Funds" in the prospectus, these unused Available Funds, referred to as shared excess available funds, will be applied to cover shortfalls in Available Funds for other series of notes in
Group A. In addition, the BAseries may receive the benefits of shared excess available funds from other series in
Group A, to the extent Available Funds for those other series of notes are not needed for those series. See "Sources of Funds to Pay the Notes—The Collateral Certificate," and "—Deposit and Application of Funds for the
BAseries—Shared Excess Available Funds" in the prospectus.

Stock Exchange Listing

         The issuing entity will apply to list the Class C(2008-2) notes on a stock exchange in Europe.  The issuing entity cannot guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To determine whether the Class C(2008-2) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street,
Wilmington, Delaware 19890-0001, telephone number: (302) 651-1000.

Ratings

         The issuing entity will issue the Class C(2008-2) notes only if they are rated at least "BBB" or "Baa2"
or its equivalent by at least one nationally recognized rating agency.

         Other tranches of Class C notes may have different rating requirements from the
Class C(2008-2) notes.

                                                       S-19

         A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its expected principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating.

         See "Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                               Plan of Distribution

         Subject to the terms and conditions of the purchase agreement for the Class C(2008-2) notes, the issuing entity has agreed to sell to the purchasers, and the purchasers have agreed to purchase, $150,000,000 of the aggregate principal amount of the Class C(2008-2) notes.  Affiliates of FIA and Funding will purchase all of the
Class C(2008-2) notes.

         Proceeds to the issuing entity from the sale of the Class C(2008-2) notes are set forth on the cover page of this prospectus supplement.  Proceeds to the issuing entity from the sale of the Class C(2008-2) notes will be paid to Funding.  See "Use of Proceeds" in the prospectus.  Additional offering expenses, which will be paid by Funding, are estimated to be $400,000.

                                                       S-20

                                                                                                            Annex I

                                           The Master Trust II Portfolio

         The information provided in this Annex I is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

General

         The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date or, for additional accounts, as of the date of their designation.  The transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust
II all receivables of those additional accounts.  Any additional accounts designated must be Eligible Accounts as of the date the transferor designates those accounts as additional accounts.  See "Receivables Transfer
Agreements Generally" and "Master Trust II—The Receivables" in the prospectus.

         As owner of the credit card accounts, FIA retains the right to change various credit card account terms
(including finance charges and other fees it charges and the required minimum monthly payment).  FIA has no restrictions on its ability to change the terms of the credit card accounts except as described in this prospectus supplement or in the accompanying prospectus.  See "Risk Factors—FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you" in the prospectus.  Changes in relevant law, changes in the marketplace or prudent business practices could cause FIA to change credit card account terms.  See "FIA's Credit Card
Activities—Origination, Account Acquisition, Credit Lines and Use of Credit Card Accounts" in the prospectus for a description of how credit card account terms can be changed.

         Static pool information regarding the performance of the receivables in master trust II is being provided through an Internet Web site at http://bofa.com/cardabs.  See "Where You Can Find More Information" in the accompanying prospectus.  Static pool information regarding the performance of the receivables in master trust II was not organized or stored within FIA's computer systems for periods prior to January 1, 2006 and cannot be obtained without unreasonable expense or effort.  Since January 1, 2006, FIA has stored static pool information relating to delinquency, charge-off, yield and payment rate performance for the receivables in master trust II and, beginning with the calendar quarter ended March 31, 2006, this information is presented through the above-referenced Internet Web site and will be updated on a quarterly basis.  FIA anticipates that this information will ultimately be presented for the five most recent calendar years of account originations.  As a result, the full array of static pool information relating to the Master Trust II Portfolio will not be available until 2011.

Delinquency and Principal Charge-Off Experience

         FIA's procedures for determining whether an account is contractually delinquent, including a description of its collection efforts with regard to delinquent accounts, are described under "FIA's Credit Card
Portfolio—Delinquencies and Collection Efforts" in the prospectus.  Similarly, FIA's procedures for charging-off and writing-off accounts is described under "FIA's Credit Card Portfolio—Charge-Off Policy" in the prospectus.

                                                       A-I-1

         The following table sets forth the delinquency experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the dates shown.  The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.  We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

                                              Delinquency Experience
                                             Master Trust II Portfolio
                                              (Dollars in Thousands)

                                                                          December 31,
                              ______________________________________________________________________________________________________
                                            2007                              2006                              2005
                              ______________________________________________________________________________________________________
                                                Percentage of                     Percentage of                     Percentage of
                                                    Total                             Total                             Total
                                Receivables      Receivables      Receivables      Receivables      Receivables      Receivables
                              ______________________________________________________________________________________________________
Receivables Outstanding...    $95,877,453                       $   84,883,880                    $   73,475,619
Receivables Delinquent:
   30-59 Days.............    $1,612,761             1.69%      $    1,347,801         1.58%      $      998,589         1.35%
   60-89 Days.............         1,140,602         1.19              845,845         1.00              621,535         0.85
   90-119 Days............           912,803         0.95              683,639         0.81              490,511         0.67
   120-149 Days...........           796,894         0.83              600,687         0.71              455,614         0.62
   150-179 Days...........           865,652         0.90              634,466         0.75              475,357         0.65
   180 or More Days.......             2,302         0.00                1,790         0.00                1,104         0.00
      Total...............    ______________________________________________________________________________________________________
                              $5,331,014             5.56%      $    4,114,228         4.85%      $    3,042,710         4.14%
                              ______________________________________________________________________________________________________

                                                                                           December 31,
                                                               _____________________________________________________________________
                                                                              2004                              2003
                                                               _____________________________________________________________________
                                                                                  Percentage of                     Percentage of
                                                                                      Total                             Total
                                                                  Receivables      Receivables      Receivables      Receivables
                                                               _____________________________________________________________________
Receivables
   Outstanding............................................      $   73,981,346                    $   77,426,846
Receivables
   Delinquent:
   30-59 Days.............................................      $    1,171,256         1.58%      $    1,202,508         1.55%
   60-89 Days.............................................             798,616         1.08              825,924         1.07
   90-119 Days............................................             615,720         0.83              714,683         0.93
   120-149 Days...........................................             547,761         0.74              671,119         0.87
   150-179 Days...........................................             544,124         0.74              597,052         0.77
   180 or More Days.......................................               1,986         0.00                3,510         0.00
      Total...............................................      _____________________________________________________________________
                                                                $    3,679,463         4.97%      $    4,014,796         5.19%
                                                                _____________________________________________________________________

                                                       A-I-2

         The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts comprising the Master Trust II Portfolio for each of the periods shown.  Charge-offs consist of write-offs of principal receivables.  If accrued finance charge receivables that have been written off were included in total charge-offs, total charge-offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated.  Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated.  We cannot provide any assurance that the charge-off experience for the receivables in the future will be similar to the historical experience set forth below.

                                          Principal Charge-Off Experience
                                             Master Trust II Portfolio
                                              (Dollars in Thousands)

                                                                                             Year Ended December 31,
                                                                              ______________________________________________________
                                                                                     2007               2006             2005
                                                                              ______________________________________________________
            Average Principal Receivables Outstanding.......................   $     88,530,981   $     75,893,701  $    68,633,103
            Total Charge-Offs...............................................   $      4,688,291   $      2,687,319  $     4,028,454
            Total Charge-Offs as a percentage of Average Principal
                  Receivables Outstanding...................................              5.30%              3.54%             5.87%

                                                                                                       Year Ended December 31,
                                                                                                  __________________________________
                                                                                                        2004             2003
                                                                                                  __________________________________
            Average Principal Receivables Outstanding..........................................   $     72,347,604  $    70,695,439
            Total Charge-Offs..................................................................   $      3,996,412  $     4,168,622
            Total Charge-Offs as a percentage of Average
                  Principal Receivables Outstanding............................................              5.52%             5.90%

         Total charge-offs are total principal charge-offs before recoveries and do not include any charge-offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.  Recoveries are a component of yield and are described below in "—Revenue Experience."

Revenue Experience

         The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

         The revenue experience in the following table is calculated on a cash basis.  Yield from finance charges and fees and recoveries is the result of dividing finance charges and fees and recoveries (net of expenses) by average daily principal receivables outstanding during the periods indicated.  Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.

                                                       A-I-3

         Each month, FIA allocates amounts recovered (net of expenses) between its U.S. credit card and consumer loan portfolios pro rata based on each portfolio's charge-offs during the prior month relative to the combined charge-offs for both portfolios during the prior month.  Once recoveries have been so allocated to the U.S.
credit card portfolio, the total amount of those recoveries that are allocated to the Master Trust II Portfolio is determined by dividing the average total principal receivables for the Master Trust II Portfolio for the related calendar month by the average total principal receivables for the U.S. credit card portfolio for the same calendar month.  Under the master trust II agreement, recoveries allocated to the Master Trust II Portfolio and transferred to Funding under the receivables purchase agreement are treated as collections of finance charge receivables.

                                                Revenue Experience
                                             Master Trust II Portfolio
                                              (Dollars in Thousands)

                                                                            Year Ended December 31,
                                                          ___________________________________________________________
                                                                 2007                2006                 2005
                                                          ___________________________________________________________
Finance Charges and Fees...............................   $     16,928,285    $     13,858,136     $     12,730,706
Recoveries.............................................   $        532,006    $        304,348     $        312,462
Yield from Finance Charges and Fees and Recoveries.....             19.72%              18.66%               19.00%

                                                                                      Year Ended December 31,
                                                                              _______________________________________
                                                                                     2004                 2003
                                                                              _______________________________________
Finance Charges and Fees...................................................   $     12,565,091     $     12,172,680
Recoveries.................................................................   $        275,246     $        252,765
Yield from Finance Charges and Fees and
      Recoveries...........................................................             17.75%               17.58%

         The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, and the percentage of credit card accounts bearing finance charges at promotional rates.  See "Risk
Factors" in the prospectus.

         The revenue from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.  Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts.  Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time.  These revenues could be adversely affected by future changes in fees and charges assessed by FIA and other factors.  See "FIA's Credit Card Activities" in the prospectus.

                                                       A-I-4

Interchange

         A percentage of the interchange for the Bank Portfolio attributed to cardholder charges for goods and services in the accounts of master trust II will be transferred from FIA, through BACCS and Funding, to master trust II.  This interchange will be allocated to each series of master trust II investor certificates based on its pro rata portion as measured by its Investor Interest of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the
MasterCard, Visa and American Express credit card accounts owned by FIA, as reasonably estimated by FIA.

         MasterCard, Visa and American Express may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.  Interchange will be treated as collections of finance charge receivables.
Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date.  See "Master Trust II—Servicing Compensation and Payment of Expenses"
and "FIA's Credit Card Activities—Interchange" in the prospectus.

Principal Payment Rates

         The following table sets forth the highest and lowest cardholder monthly principal payment rates for the
Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown.  Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

                                    Cardholder Monthly Principal Payment Rates
                                             Master Trust II Portfolio

                                                      Year Ended December 31,
                             ____________________________________________________________________________
                                  2007            2006           2005          2004           2003
                             ____________________________________________________________________________
Lowest Month............         15.39%          16.02%         15.31%        13.95%         12.73%
Highest Month...........         17.84%          18.20%         17.15%        16.47%         14.71%
Monthly Average.........         16.60%          16.78%         16.30%        15.05%         13.84%

         FIA's billing and payment procedures are described under "FIA's Credit Card Portfolio—Billing and
Payments" in the prospectus.  We cannot provide any assurance that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.  In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

         Funding, as transferor, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in those removed credit card accounts to the transferor.  Once an account is removed, receivables existing or arising under that credit card account are not transferred to master trust II.

                                                       A-I-5

Renegotiated Loans and Re-Aged Accounts

         FIA may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing interest rates, or providing any other concession in terms.  In addition, a cardholder's account may be re-aged to remove existing delinquency.  For a detailed description of renegotiated loans and re-aged accounts, see "FIA's Credit Card Portfolio—Renegotiated Loans and Re-Aged Accounts" in the prospectus.

The Receivables

         The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on January 4, 2008.  Because the future composition of the Master Trust II Portfolio may change over time, neither these tables nor the information contained in "Class C(2008-2) Summary—Assets—Accounts and
Receivables" describe the composition of the Master Trust II Portfolio at any future time.  If the composition of the Master Trust II Portfolio changes over time, noteholders will not be notified of such change.  For example, there can be no assurance that the anticipated changes in servicing procedures as a result of the merger between
Bank of America Corporation and MBNA Corporation will not cause the composition of the Master Trust II Portfolio in the future to be different than the composition of the Master Trust II Portfolio described in this section.
See "Risk Factors—FIA may change the terms of the credit card accounts in a way that reduces or slows collections.  These changes may result in reduced, accelerated or delayed payments to you" in the prospectus.
However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission.  See "Where You Can Find More Information" in the prospectus for information as to how these reports may be accessed.

                                                       A-I-6

                                          Composition by Account Balance
                                             Master Trust II Portfolio

                                                              Percentage of                           Percentage of
                                                Number of      Total Number                               Total
Account Balance Range                            Accounts      of Accounts         Receivables         Receivables
_______________________________________________________________________________________________________________________
Credit Balance...........................          1,012,887          1.7%            $(119,603,205)         (0.1)%
No Balance...............................         33,988,570         58.5                          0          0.0
$      .01-$ 5,000.00....................         16,358,655         28.1             24,100,024,345         23.3
$ 5,000.01-$10,000.00....................          3,916,935          6.7             27,959,706,600         27.1
$10,000.01-$15,000.00....................          1,530,024          2.6             18,622,619,361         18.0
$15,000.01-$20,000.00....................            699,300          1.2             12,064,519,984         11.7
$20,000.01-$25,000.00....................            342,563          0.6              7,627,763,165          7.4
$25,000.01 or More.......................            367,861          0.6             13,019,700,820         12.6
     Total...............................     ________________________________________________________________________
                                                  58,216,795        100.0%    $    103,274,731,070          100.0%

                                            Composition by Credit Limit
                                             Master Trust II Portfolio

                                                              Percentage of                          Percentage of
                                                Number of      Total Number                              Total
Credit Limit Range                              Accounts       of Accounts         Receivables        Receivables
_______________________________________________________________________________________________________________________
Less than or equal to $5,000.00..........         12,446,040         21.4%          $ 7,818,984,281          7.6%
$  5,000.01-$10,000.00...................         13,220,153         22.7            17,211,685,158         16.7
$10,000.01-$15,000.00....................         10,517,634         18.1            17,500,897,896         16.9
$15,000.01-$20,000.00....................          8,717,812         15.0            16,714,738,421         16.2
$20,000.01-$25,000.00....................          6,487,736         11.1            16,715,240,325         16.2
$25,000.01 or More.......................          6,827,420         11.7            27,313,184,989         26.4
     Total...............................    __________________________________________________________________________
                                                  58,216,795        100.0%         $103,274,731,070        100.0%

                                       Composition by Period of Delinquency
                                             Master Trust II Portfolio

                                                              Percentage of                           Percentage of
Period of Delinquency                          Number of      Total Number                                Total
(Days Contractually Delinquent)                 Accounts       of Accounts         Receivables         Receivables
_______________________________________________________________________________________________________________________
Not Delinquent...........................        56,489,687         97.2%            $93,084,932,811         90.2%
Up to 29 Days............................           783,377          1.3               4,249,067,273          4.1
30 to 59 Days............................           298,841          0.5               1,768,053,713          1.7
60 to 89 Days............................           197,569          0.3               1,251,477,438          1.2
90 to 119 Days...........................           158,890          0.3               1,013,561,894          1.0
120 to 149 Days..........................           137,569          0.2                 877,819,809          0.8
150 to 179 Days..........................           136,075          0.2                 918,068,534          0.9
180 or More Days.........................            14,787          0.0                 111,749,598          0.1
     Total...............................    __________________________________________________________________________
                                                 58,216,795        100.0%           $103,274,731,070        100.0%

                                                       A-I-7

                                            Composition by Account Age
                                             Master Trust II Portfolio

                                                              Percentage of                           Percentage of
                                               Number of      Total Number                                Total
Account Age                                     Accounts       of Accounts         Receivables         Receivables
_______________________________________________________________________________________________________________________
Not More than 6 Months..................            647,085          1.1%     $     1,349,049,699             1.3%
Over 6 Months to 12 Months..............          1,089,514          1.9               2,396,424,241          2.3
Over 12 Months to 24 Months.............          4,366,638          7.5               7,809,771,648          7.6
Over 24 Months to 36 Months.............          5,275,450          9.1              10,232,537,947          9.9
Over 36 Months to 48 Months.............          6,103,796         10.5              12,097,503,436         11.7
Over 48 Months to 60 Months.............          6,221,140         10.7              10,790,347,404         10.4
Over 60 Months to 72 Months.............          4,681,135          8.0               7,847,362,905          7.6
Over 72 Months..........................         29,832,037         51.2              50,751,733,790         49.2
     Total..............................     __________________________________________________________________________
                                                 58,216,795        100.0%     $    103,274,731,070          100.0%

                                        Geographic Distribution of Accounts
                                             Master Trust II Portfolio

                                                              Percentage of                           Percentage of
                                               Number of      Total Number                                Total
State                                           Accounts       of Accounts         Receivables         Receivables
_______________________________________________________________________________________________________________________
California..............................          7,121,143         12.2%     $     13,829,942,387           13.4%
Florida.................................          4,786,039          8.2               8,391,365,047          8.1
New York................................          3,678,290          6.3               6,379,392,337          6.2
Texas...................................          3,514,203          6.0               6,937,052,524          6.7
Pennsylvania............................          3,039,460          5.2               4,429,412,174          4.3
New Jersey..............................          2,393,410          4.1               4,175,684,319          4.0
Illinois................................          2,071,821          3.6               3,522,531,790          3.4
Virginia................................          1,984,891          3.4               3,326,294,301          3.2
Ohio....................................          1,930,312          3.3               3,131,542,495          3.0
Georgia.................................          1,879,860          3.2               3,838,746,987          3.7
Other...................................         25,817,366         44.5              45,312,766,709         44.0
     Total..............................     __________________________________________________________________________
                                                 58,216,795        100.0%     $    103,274,731,070          100.0%

         Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of January 4, 2008 were in California, Florida, New York, Texas and Pennsylvania, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

                                                       A-I-8

         FICO.  The following table sets forth the FICO®* score on each account in the Master Trust II Portfolio, to the extent available, as refreshed during the six month period ended December 31, 2007. Receivables, as presented in the following table, are determined as of December 31, 2007.  A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology.  Because the future composition and product mix of the Master Trust II Portfolio may change over time, this table is not necessarily indicative of the composition of the Master Trust II Portfolio at any specific time in the future.

         Data from an independent credit reporting agency, such as FICO score, is one of several factors that, if available, will be used by FIA in its credit scoring system to assess the credit risk associated with each applicant.  See "FIA's Credit Card Activities—Origination, Account Acquisition, Credit Lines and Use of Credit
Card Accounts" in the prospectus.  At the time of account origination, FIA will request information, including a
FICO score, from one or more independent credit bureaus.  FICO scores may be different from one bureau to another.  For some cardholders, FICO scores may be unavailable.  FICO scores are based on independent third party information, the accuracy of which cannot be verified.

         The table below sets forth refreshed FICO scores from a single credit bureau.

                                             Composition by FICO Score
                                             Master Trust II Portfolio

                                                                                               Percentage of Total
FICO Score                                                               Receivables               Receivables
_______________________________________________________________________________________________________________________
Over 720......................................................              $34,861,701,779                 36.3%
661-720.......................................................               33,249,890,932                 34.7
601-660.......................................................               16,062,662,536                 16.8
Less than or equal to 600.....................................               10,541,765,304                 11.0
Unscored......................................................                1,161,432,112                  1.2
TOTAL.........................................................     ____________________________________________________
                                                                            $95,877,452,663                100.0%

         A FICO score is an Equifax Beacon 96 FICO Score.

         A "refreshed" FICO score means the FICO score determined by Equifax during the six month period ended
December 31, 2007.

         A credit card account that is "unscored" means that a FICO score was not obtained for such account during the six month period ended December 31, 2007.

___________________
*FICO® is a federally registered servicemark of Fair, Isaac & Company.

                                                       A-I-9

                                                                                                           Annex II

                                 Outstanding Series, Classes and Tranches of Notes

         The information provided in this Annex II is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

BAseries

           Class A Notes

                                                                                                            Expected
                          Issuance          Nominal                                                         Principal              Legal
        Class A             Date       Liquidation Amount               Note Interest Rate                Payment Date         Maturity Date
_______________________________________________________________________________________________________________________________________________
Class A(2001-2)             7/26/01  $         500,000,000           One Month LIBOR + 0.25%                July 2011          December 2013
Class A(2001-Emerald)       8/15/01  Up to $10,317,000,000(1)                   -                               -                    -
Class A(2001-5)             11/8/01  $         500,000,000           One Month LIBOR + 0.21%              October 2008          March 2011
Class A(2002-2)             3/27/02  $         656,175,000   Not to exceed Three Month LIBOR + 0.35%(2) February 17, 2012      July 17, 2014
Class A(2002-3)             4/24/02  $         750,000,000           One Month LIBOR + 0.24%               April 2012         September 2014
Class A(2002-5)             5/30/02  $         750,000,000           One Month LIBOR + 0.18%                May 2009           October 2011
Class A(2002-7)             7/25/02  $         497,250,000   Not to exceed Three Month LIBOR + 0.25%(3)   July 17, 2009      December 19, 2011
Class A(2002-8)             7/31/02  $         400,000,000          Three Month LIBOR + 0.15%               July 2009          December 2011
Class A(2002-11)           10/30/02  $         490,600,000   Not to exceed Three Month LIBOR + 0.35%(4) October 19, 2009      March 19, 2012
Class A(2003-1)             2/27/03  $         500,000,000                    3.30%                       February 2008          July 2010
Class A(2003-3)             4/10/03  $         750,000,000           One Month LIBOR + 0.12%               March 2008           August 2010
Class A(2003-4)             4/24/03  $         750,000,000           One Month LIBOR + 0.22%               April 2010         September 2012
Class A(2003-5)             5/21/03  $         548,200,000   Not to exceed Three Month LIBOR + 0.35%(5)  April 19, 2010     September 19, 2012
Class A(2003-6)              6/4/03  $         500,000,000                    2.75%                         May 2008           October 2010
Class A(2003-7)              7/8/03  $         650,000,000                    2.65%                         June 2008          November 2010
Class A(2003-8)              8/5/03  $         750,000,000           One Month LIBOR + 0.19%                July 2010          December 2012
Class A(2003-9)             9/24/03  $       1,050,000,000           One Month LIBOR + 0.13%             September 2008        February 2011
Class A(2003-10)           10/15/03  $         500,000,000           One Month LIBOR + 0.26%              October 2013          March 2016
Class A(2003-11)            11/6/03  $         500,000,000                    3.65%                       October 2008          March 2011
Class A(2003-12)           12/18/03  $         500,000,000           One Month LIBOR + 0.11%              December 2008          May 2011
Class A(2004-1)             2/26/04  $         752,760,000   Not to exceed Three Month LIBOR + 0.30%(6) January 17, 2014       June 17, 2016
Class A(2004-2)             2/25/04  $         600,000,000           One Month LIBOR + 0.15%              February 2011          July 2013
Class A(2004-3)             3/17/04  $         700,000,000           One Month LIBOR + 0.26%               March 2019           August 2021
Class A(2004-5)             5/25/04  $       1,015,240,000   Not to exceed Three Month LIBOR + 0.25%(7)   May 18, 2011       October 17, 2013
Class A(2004-6)             6/17/04  $         500,000,000           One Month LIBOR + 0.14%                June 2011          November 2013
Class A(2004-7)             7/28/04  $         900,000,000           One Month LIBOR + 0.10%                July 2009          December 2011
Class A(2004-8)             9/14/04  $         500,000,000           One Month LIBOR + 0.15%               August 2011         January 2014
Class A(2004-9)             10/1/04  $         672,980,000   Not to exceed One Month LIBOR + 0.20%(8)  September 19, 2011    February 20, 2014
Class A(2004-10)           10/27/04  $         500,000,000           One Month LIBOR + 0.08%              October 2009          March 2012
(continued on next page)

________________________
(1) Subject to increase.
(2) Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of
    €750,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-2)
    notes.
(3) Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7) notes.
(4) Class A(2002-11) noteholders will receive interest at Three Month EURIBOR + 0.25% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-11) notes.
(5) Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of
    €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2003-5)
    notes.
(6) Class A(2004-1) noteholders will receive interest at 4.50% on an outstanding euro principal amount of
    €600,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-1)
    notes.
(7) Class A(2004-5) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €850,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-5) notes.
(8) Class A(2004-9) noteholders will receive interest at One Month EURIBOR + 0.11% on an outstanding euro principal amount of €550,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-9) notes.

                                                       A-II-1

BAseries

         Class A Notes (continued from previous page)

                                                                                            Expected
                       Issuance       Nominal                                               Principal          Legal
       Class A           Date    Liquidation Amount          Note Interest Rate           Payment Date     Maturity Date
_______________________________________________________________________________________________________________________________
  Class A(2005-1)       4/20/05  $      750,000,000                4.20%                   April 2008      September 2010
  Class A(2005-2)       5/19/05  $      500,000,000       One Month LIBOR + 0.08%           May 2012        October 2014
  Class A(2005-3)       6/14/05  $      600,000,000                4.10%                    May 2010        October 2012
  Class A(2005-4)        7/7/05  $      800,000,000       One Month LIBOR + 0.04%           June 2010      November 2012
  Class A(2005-5)       8/11/05  $    1,500,000,000       One Month LIBOR + 0.00%           July 2008      December 2010
  Class A(2005-6)       8/25/05  $      500,000,000                4.50%                   August 2010      January 2013
  Class A(2005-7)       9/29/05  $    1,000,000,000                4.30%                 September 2008    February 2011
  Class A(2005-8)      10/12/05  $      850,000,000       One Month LIBOR + 0.02%        September 2009    February 2012
  Class A(2005-9)      11/17/05  $    1,000,000,000       One Month LIBOR + 0.04%         November 2010      April 2013
  Class A(2005-10)     11/29/05  $      400,000,000       One Month LIBOR + 0.06%           June 2013      November 2015
  Class A(2005-11)     12/16/05  $      500,000,000       One Month LIBOR + 0.04%         December 2010       May 2013
  Class A(2006-1)       2/15/06  $    1,600,000,000                4.90%                  February 2009      July 2011
  Class A(2006-2)        3/7/06  $      550,000,000       One Month LIBOR + 0.06%         January 2013       June 2015
  Class A(2006-3)       3/30/06  $      750,000,000       One Month LIBOR + 0.02%          March 2010       August 2012
  Class A(2006-4)       5/31/06  $    2,500,000,000       One Month LIBOR - 0.01%          April 2009      September 2011
  Class A(2006-5)        6/9/06  $      700,000,000       One Month LIBOR + 0.06%           May 2013        October 2015
  Class A(2006-6)       7/20/06  $    2,000,000,000       One Month LIBOR + 0.03%           June 2011      November 2013
  Class A(2006-7)       7/28/06  $      375,000,000       One Month LIBOR + 0.04%           July 2014      December 2016
  Class A(2006-8)        8/9/06  $      725,000,000       One Month LIBOR + 0.03%         December 2013       May 2016
  Class A(2006-9)       8/30/06  $    1,750,000,000       One Month LIBOR + 0.01%        September 2010    February 2013
  Class A(2006-10)      9/19/06  $      750,000,000       One Month LIBOR - 0.02%        September 2009    February 2012
  Class A(2006-11)      9/26/06  $      520,000,000       One Month LIBOR + 0.03%         November 2013      April 2016
  Class A(2006-12)     10/16/06  $    1,000,000,000       One Month LIBOR + 0.02%         October 2011       March 2014
  Class A(2006-13)     11/14/06  $      275,000,000       One Month LIBOR + 0.02%         December 2013       May 2016
  Class A(2006-14)     11/28/06  $    1,350,000,000       One Month LIBOR + 0.06%         November 2013      April 2016
  Class A(2006-15)     12/13/06  $    1,000,000,000       One Month LIBOR + 0.00%         November 2011      April 2014
  Class A(2006-16)     12/19/06  $    1,000,000,000                4.72%                  December 2010       May 2013
  Class A(2007-1)       1/18/07  $      500,000,000                5.17%                  January 2017       June 2019
  Class A(2007-2)       2/16/07  $    2,500,000,000        One Month LIBOR +0.02%         January 2011       June 2013
  Class A(2007-3)       3/20/07  $      515,000,000       One Month LIBOR + 0.02%           June 2014      November 2016
  Class A(2007-4)       3/20/07  $      300,000,000       One Month LIBOR + 0.04%           June 2017      November 2019
  Class A(2007-5)       3/20/07  $      396,927,017 Not to exceed One Month LIBOR+0.03%(9) March 2014       August 2016
  Class A(2007-6)       4/12/07  $      750,000,000       One Month LIBOR + 0.06%          April 2014      September 2016
  Class A(2007-7)       5/16/07  $    1,750,000,000       One Month LIBOR + 0.00%          March 2010       August 2012
  Class A(2007-8)       6/22/07  $      500,000,000                5.59%                    June 2012      November 2014
  Class A(2007-9)       7/19/07  $    1,250,000,000       One Month LIBOR + 0.04%           June 2012      November 2014
  Class A(2007-10)      7/26/07  $      750,000,000       One Month LIBOR + 0.07%           July 2014      December 2016
  Class A(2007-11)       8/2/07  $      400,000,000       One Month LIBOR + 0.07%           July 2017      December 2019
  Class A(2007-12)      8/22/07  $    2,000,000,000       One Month LIBOR + 0.20%          August 2010      January 2013
  Class A(2007-13)     10/12/07  $    2,000,000,000       One Month LIBOR + 0.22%         November 2009      April 2012
  Class A(2007-14)     11/27/07  $    1,700,000,000       One Month LIBOR + 0.30%         November 2012      April 2015
  Class A(2007-15)     11/27/07(10)  $1,450,000,000(10)   One Month LIBOR + 0.35%         November 2014      April 2017
  Class A(2008-1)      1/29/08(11)   $2,500,000,000(11)   One Month LIBOR + 0.58%         November 2010      April 2013

________________________
(9)   Class A(2007-5) noteholders will receive interest at Three Month JPY-LIBOR + 0.00% on an outstanding yen principal amount of ¥46,500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2007-5) notes.
(10)  Of the $1,450,000,000 principal amount of the Class A(2007-15) Notes, $1,250,000,000 was issued on November 27, 2007, and $200,000,000 was issued on January 17, 2008.
(11)  Of the $2,500,000,000 principal amount of the Class A(2008-1) Notes, $2,000,000,000 was issued on January 29, 2008, and $500,000,000 is expected to be issued on February 8, 2008.

                                                       A-II-2

BAseries

         Class B Notes

                                                                                                              Expected
                                             Nominal                                                         Principal             Legal
       Class B         Issuance Date   Liquidation Amount               Note Interest Rate                 Payment Date        Maturity Date
__________________________________________________________________________________________________________________________________________________
  Class B(2003-1)          2/20/03    $         200,000,000           One Month LIBOR + 0.44%              February 2008         July 2010
  Class B(2003-2)          6/12/03    $         200,000,000           One Month LIBOR + 0.39%                May 2008           October 2010
  Class B(2003-3)          8/20/03    $         200,000,000          One Month LIBOR + 0.375%               August 2008         January 2011
  Class B(2003-4)         10/15/03    $         331,650,000  Not to exceed Three Month LIBOR + 0.85%(1) September 18, 2013   February 17, 2016
  Class B(2003-5)          10/2/03    $         150,000,000           One Month LIBOR + 0.37%             September 2008       February 2011
  Class B(2004-1)           4/1/04    $         350,000,000                    4.45%                        March 2014          August 2016
  Class B(2004-2)          8/11/04    $         150,000,000           One Month LIBOR + 0.39%                July 2011         December 2013
  Class B(2005-1)          6/22/05    $         125,000,000           One Month LIBOR + 0.29%                June 2012         November 2014
  Class B(2005-2)          8/11/05    $         200,000,000           One Month LIBOR + 0.18%                July 2010         December 2012
  Class B(2005-3)          11/9/05    $         150,962,500  Not to exceed One Month LIBOR + 0.40%(2)    October 19, 2015      March 19, 2018
  Class B(2005-4)          11/2/05    $         150,000,000                    4.90%                       October 2008          March 2011
  Class B(2006-1)           3/3/06    $         250,000,000           One Month LIBOR + 0.22%              February 2013         July 2015
  Class B(2006-2)          3/24/06    $         500,000,000    Not to exceed One Month LIBOR + 0.25%        March 2013          August 2015
  Class B(2006-3)          8/22/06    $         300,000,000           One Month LIBOR + 0.08%               August 2009         January 2012
  Class B(2006-4)         11/14/06    $         250,000,000           One Month LIBOR + 0.08%              October 2009          March 2012
  Class B(2007-1)          1/26/07    $         450,000,000           One Month LIBOR + 0.08%              January 2010          June 2012
  Class B(2007-2)          1/31/07    $         250,000,000           One Month LIBOR + 0.20%              January 2014          June 2016
  Class B(2007-3)          3/30/07    $         175,000,000           One Month LIBOR + 0.20%               March 2014          August 2016
  Class B(2007-4)          5/15/07(3) $         425,000,000(3)        One Month LIBOR + 0.09%               April 2010         September 2012
  Class B(2007-5)         10/11/07    $         275,000,000           One Month LIBOR + 0.60%              October 2009          March 2012
  Class B(2007-6)         11/16/07    $         150,000,000           One Month LIBOR + 0.51%              November 2009         April 2012
  Class B(2008-1)         1/17/08     $         200,000,000           One Month LIBOR + 1.50%              January 2013          June 2015

__________________________________
(1) Class B(2003-4) noteholders will receive interest at 5.45% on an outstanding sterling principal amount of
    £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2003-4)
    notes.
(2) Class B(2005-3) noteholders will receive interest at Three Month EURIBOR + 0.30% on an outstanding euro principal amount of €125,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2005-3) notes.
(3) Of the $425,000,000 principal amount of the Class B(2007-4) Notes, $250,000,000 was issued on May 15, 2007, and $175,000,000 was issued on June 22, 2007.

                                                       A-II-3

BAseries

         Class C Notes

                                                                                                             Expected
                          Issuance    Nominal Liquidation                                               Principal Payment
        Class C             Date             Amount                     Note Interest Rate                     Date         Legal Maturity Date
__________________________________________________________________________________________________________________________________________________
  Class C(2001-2)           7/12/01  $         100,000,000     Not to exceed One Month LIBOR + 1.15%        July 2008          December 2010
  Class C(2002-1)           2/28/02  $         250,000,000                     6.80%                      February 2012          July 2014
  Class C(2002-3)           6/12/02  $         200,000,000            One Month LIBOR + 1.35%                May 2012          October 2014
  Class C(2002-6)          10/29/02  $          50,000,000            One Month LIBOR + 2.00%              October 2012         March 2015
  Class C(2002-7)          10/29/02  $          50,000,000                     6.70%                       October 2012         March 2015
  Class C(2003-1)            2/4/03  $         200,000,000            One Month LIBOR + 1.70%              January 2010          June 2012
  Class C(2003-3)            5/8/03  $         175,000,000            One Month LIBOR + 1.35%                May 2008          October 2010
  Class C(2003-4)           6/19/03  $         327,560,000   Not to exceed Three Month LIBOR + 2.05%(1)    May 17, 2013      October 19, 2015
  Class C(2003-5)            7/2/03  $         100,000,000            One Month LIBOR + 1.18%               June 2008          November 2010
  Class C(2003-6)           7/30/03  $         250,000,000            One Month LIBOR + 1.18%               July 2008          December 2010
  Class C(2003-7)           11/5/03  $         100,000,000            One Month LIBOR + 1.35%              October 2013         March 2016
  Class C(2004-1)           3/16/04  $         200,000,000            One Month LIBOR + 0.78%             February 2011          July 2013
  Class C(2004-2)            7/1/04  $         275,000,000            One Month LIBOR + 0.90%               June 2014          November 2016
  Class C(2005-1)            6/1/05  $         125,000,000            One Month LIBOR + 0.41%                May 2010          October 2012
  Class C(2005-2)           9/22/05  $         150,000,000            One Month LIBOR + 0.35%             September 2010       February 2013
  Class C(2005-3)          10/20/05  $         300,000,000            One Month LIBOR + 0.27%              October 2008         March 2011
  Class C(2006-1)           2/17/06  $         350,000,000            One Month LIBOR + 0.42%             February 2013          July 2015
  Class C(2006-2)           3/17/06  $         225,000,000            One Month LIBOR + 0.30%               March 2011          August 2013
  Class C(2006-3)           5/31/06  $         250,000,000            One Month LIBOR + 0.29%                May 2011          October 2013
  Class C(2006-4)           6/15/06  $         375,000,000            One Month LIBOR + 0.23%               June 2009          November 2011
  Class C(2006-5)           8/15/06  $         300,000,000            One Month LIBOR + 0.40%              August 2013         January 2016
  Class C(2006-6)           9/29/06  $         250,000,000     Not to exceed One Month LIBOR + 0.40%      September 2013       February 2016
  Class C(2006-7)          10/16/06  $         200,000,000            One Month LIBOR + 0.23%              October 2009         March 2012
  Class C(2007-1)           1/26/07  $         300,000,000            One Month LIBOR + 0.29%              January 2012          June 2014
  Class C(2007-2)           5/15/07  $         150,000,000            One Month LIBOR + 0.27%               April 2010        September 2012
  Class C(2007-3)           8/14/07  $         200,000,000     Not to exceed One Month LIBOR + 0.50%       August 2010         January 2013
  Class C(2007-4)          11/16/07  $         225,000,000            One Month LIBOR + 1.25%             November 2009         April 2012
  Class C(2008-1)           1/29/08  $         100,000,000            One Month LIBOR + 3.00%              January 2011          June 2013

_______________________________
(1) Class C(2003-4) noteholders will receive interest at 6.10% on an outstanding sterling principal amount of
    £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class C(2003-4) notes.

                                                       A-II-4

                                                                                                                  Annex III

                                            Outstanding Master Trust II Series

         The information provided in this Annex III is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

                             Issuance     Investor                                            Scheduled     Termination
  #        Series/Class        Date       Interest               Certificate Rate            Payment Date       Date
__________________________________________________________________________________________________________________________________
  1     Series 1997-B        2/27/97
          Class A               —         $850,000,000        One Month LIBOR + .16%          March 2012    August 2014
          Class B               —          $75,000,000        One Month LIBOR + .35%          March 2012    August 2014
          Collateral            —          $75,000,000                  —                         —              —
          Interest
  2     Series 1998-B        4/14/98
          Class A               —         $550,000,000       Three Month LIBOR + .09%         April 2008    September 2010
          Class B               —          $48,530,000 Not to Exceed Three Month LIBOR + .50% April 2008    September 2010
          Collateral Interest   —          $48,530,000                  —                         —              —
  3     Series 1998-E        8/11/98
          Class A               —         $750,000,000      Three Month LIBOR + .145%         April 2008     September 2010
          Class B               —          $66,200,000       Three Month LIBOR + .33%         April 2008     September 2010
          Collateral            —          $66,200,000                  —                         —              —
          Interest
  4     Series 1999-B        3/26/99
          Class A               —         $637,500,000                5.90%                   March 2009    August 2011
          Class B               —          $56,250,000                6.20%                   March 2009    August 2011
          Collateral Interest   —          $56,250,000                  —                         —              —
  5     Series 1999-J        9/23/99
          Class A               —         $850,000,000                7.00%                 September 2009  February 2012
          Class B               —          $75,000,000                7.40%                 September 2009  February 2012
          Collateral Interest   —          $75,000,000                  —                         —              —
  6     Series 2000-E         6/1/00
          Class A               —         $500,000,000                7.80%                    May 2010     October 2012
          Class B               —          $45,000,000                8.15%                    May 2010     October 2012
          Collateral Interest   —          $45,000,000                  —                         —              —
  7     Series 2000-H        8/23/00
          Class A               —         $595,000,000        One Month LIBOR + .25%         August 2010    January 2013
          Class B               —          $52,500,000        One Month LIBOR + .60%         August 2010    January 2013
          Collateral Interest   —          $52,500,000                  —                         —              —
  8     Series 2001-B         3/8/01
          Class A               —         $637,500,000        One Month LIBOR + .26%          March 2011    August 2013
          Class B               —          $56,250,000        One Month LIBOR + .60%          March 2011    August 2013
          Collateral Interest   —          $56,250,000                  —                         —              —
  9     Series 2001-C        4/25/01
          Class A               —         $675,000,000      Three Month LIBOR - .125%         April 2011    September 2013
          Class B               —          $60,000,000        One Month LIBOR + .62%          April 2011    September 2013
          Collateral Interest   —          $60,000,000                  —                         —              —
  10    Series 2001-D        5/24/01
          Collateral
          Certificate(1)        —                    —                  —                         —              —

___________________________
(1) The collateral certificate represents the sole asset of the BA Credit Card Trust.  See "Annex II:
    Outstanding Series, Classes and Tranches of Notes" for a list of outstanding notes issued by the issuing entity.

                                                       A-III-1

                                      FIA Card Services, National Association
                                         Sponsor, Servicer and Originator

                                            BA Credit Card Funding, LLC
                                             Transferor and Depositor

                                               BA Credit Card Trust
                                                  Issuing Entity

                                                     BAseries
                                                   $150,000,000
                                               Class C(2008-2) Notes
                                                    __________

                                               PROSPECTUS SUPPLEMENT
                                                    __________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.